UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2024

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange
4.250% Junior Subordinated Debentures	GL PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01    Other Events.

Globe Life Inc. (“Globe Life” or the “Company”) has been notified by the Equal Employment Opportunity Commission (“EEOC”) that the EEOC conducted an investigation of charges filed against the Company and/or its subsidiary, American Income Life Insurance Co. (“AIL”) by five former sales agents and one current sales agent who were affiliated with State General Agent (“SGA”) Simon Arias. The EEOC asserts that there is reasonable cause to believe the six complainants were discriminated against on the basis of sex, and that one complainant was also discriminated against on the basis of race. In addition, the EEOC asserts that there is reasonable cause to believe that a class of female workers affiliated with the same SGA were subject to unlawful conduct which also constitutes a pattern-or-practice of discrimination. The Company has policies in place that prohibit discrimination of any form and takes any allegations of such conduct seriously.

The EEOC’s investigative findings are not binding on the Company, and the EEOC’s procedures provide for a conciliation process that could lead to a potential resolution. If no resolution is achieved, the EEOC may elect to file a lawsuit in federal court on behalf of the workers based on the alleged statutory violations. Under Title VII of the Civil Rights Act of 1964 (“Title VII”), the EEOC’s authority is limited to employees, not independent contractors, and as part of its findings the EEOC has concluded that the sales agents affiliated with the SGA were employees of the Company and/or AIL. The Company disagrees with this conclusion. Numerous courts have determined that AIL sales agents are independent contractors, not employees. In addition, three of the six complainants have asserted Title VII claims against AIL in private litigation, and those claims have been dismissed with prejudice. In the event the EEOC elects to pursue any claims in court, the Company intends to defend against any such lawsuit vigorously. While no assurances can be made, at present management does not believe that it is reasonably possible or probable that these matters will result in a material loss to the Company.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: September 27, 2024

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary